Exhibit 99.1
Carter Validus Mission Critical REIT, Inc. Reports
Second Quarter 2016 Results
TAMPA, FL (September 1, 2016) - Carter Validus Mission Critical REIT, Inc. (the "Company") announced today its operating results for the second quarter ended June 30, 2016.
Portfolio Overview (as of June 30, 2016)

•
As of June 30, 2016, the Company acquired 49 real estate investments (including one real estate investment owned through a consolidated partnership) consisting of 84 properties located in 46 metropolitan statistical areas, or MSAs.

•	The Company’s property portfolio was comprised of 94 buildings and parking facilities totaling approximately 6,160,000 square feet of gross rentable area (excluding parking facilities).

•	The Company’s property portfolio had an aggregate purchase price of $2,189,062,000 and a weighted average occupancy rate of 98%.
2016 Second Quarter Highlights and Accomplishments

•	Net income attributable to common stockholders totaled approximately $16.9 million for the quarter ended June 30, 2016, compared to $16.8 million for the quarter ended June 30, 2015, or a 1% increase.

•
Net operating income, or NOI, totaled approximately $51.7 million for the quarter ended June 30, 2016, representing an increase of approximately 13% compared to NOI of approximately $45.6 million for the quarter ended June 30, 2015.

•
Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, attributable to common stockholders equaled approximately $33.5 million for the quarter ended June 30, 2016, representing an approximate year-over-year growth of 5% compared to FFO attributed to common stockholders totaling approximately $31.9 million for the quarter ended June 30, 2015.

•
Modified funds from operations, or MFFO, as defined by the Investment Program Association, or the IPA, attributable to common stockholders equaled approximately $28.5 million for the quarter ended June 30, 2016, representing a year-over-year growth of approximately 7% compared to MFFO attributable to common stockholders of approximately $26.7 million for the quarter ended June 30, 2015.

The Company evaluates performance based on net operating income of the individual properties. Net operating income, a non-GAAP financial measure, is defined as total revenues, less rental expenses, which excludes depreciation and amortization, general and administrative expenses, acquisition related expenses, asset management fees, change in fair value of contingent consideration, interest expense, net, loss on debt extinguishment, provision for loan losses, and other interest and dividend income. The Company believes net operating income serves as a useful supplement to net income because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies between periods on a consistent basis. Net operating income should not be considered as an alternative to net income determined in accordance with the accounting principles generally accepted in the United States, or GAAP, as an indicator of financial performance, and accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, net operating income should be examined in conjunction with net income as presented in the condensed consolidated financial statements and data included on the Company’s Form 10-Q filed on August 15, 2016.
The following is a reconciliation of net income, which is the most directly comparable GAAP financial measure, to net operating income for the three months ended June 30, 2016 and 2015 (amounts in thousands):

	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015
Revenue:
Rental, parking and tenant reimbursement revenue	$59,023	$52,716
Expenses:
Rental and parking expenses	(7,373)	(7,099)
Net operating income	$51,650	$45,617

Revenue:
Real estate-related notes receivable interest income	15	216
Expenses:
General and administrative expenses	(1,587)	(1,451)
Change in fair value of contingent consideration	(125)	(150)
Acquisition related expenses	(1,640)	(509)
Asset management fees	(4,877)	(4,533)
Depreciation and amortization	(17,349)	(16,445)
Income from operations	26,087	22,745
Other income (expense):
Other interest and dividend income	2,706	2,603
Interest expense, net	(9,213)	(7,004)
Provision for loan losses	(1,666)	—
Net income	$17,914	$18,344
One of the Company’s objectives is to provide cash distributions to its stockholders from cash generated by the Company’s operations. The purchase of real estate assets and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of the Company’s business plan in order to generate cash from operations. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO which the Company believes is an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company’s net income as determined under GAAP.
We define FFO, consistent with NAREIT’s definition, as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

The Company, along with others in the real estate industry, consider FFO to be an appropriate supplemental measure of a REIT’s operating performance because it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation and amortization and asset impairment write-downs, which the Company believes provides a more complete understanding of its performance to investors and to its management, and when compared year over year, reflects the impact on the Company’s operations from trends in occupancy.
Publicly registered, non-listed REITs, such as the Company, typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operations. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. The Company will use cash flows from operations and debt financings to acquire real estate assets and real estate-related investments, and the Company intends to begin the process of achieving a liquidity event (i.e., listing of its shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of its assets, or another similar transaction) within five years after the completion of the Company’s offering stage, which is generally comparable to other publicly registered, non-listed REITs. Thus, the Company does not intend to continuously purchase real estate assets and intends to have a limited life. Due to these factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as modified funds from operations, or MFFO, which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT. MFFO is a metric used by management to evaluate sustainable performance and dividend policy. MFFO is not equivalent to the Company’s net income as determined under GAAP.
The Company defines MFFO, a non-GAAP measure, consistent with the IPA’s definition: FFO further adjusted for the following items included in the determination of GAAP net income; acquisition fees and expenses; amounts related to straight-line rental income and amortization of above and below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, adjustments related to contingent purchase price obligations where such adjustments have been included in the derivation of GAAP net income, and after adjustments for a consolidated and unconsolidated partnership and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The Company’s MFFO calculation complies with the IPA’s Practice Guideline, described above. In calculating MFFO, the Company excludes paid and accrued acquisition fees and expenses that are reported in its condensed consolidated statements of comprehensive income, amortization of above and below-market leases, adjustments related to contingent purchase price obligations, gains or losses from the extinguishment of debt and hedges, amounts related to straight-line rents (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments); and the adjustments of such items related to noncontrolling interests in the Company’s Operating Partnership. The other adjustments included in the IPA’s guidelines are not applicable to the Company.

The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the three months ended June 30, 2016 and 2015 (amounts in thousands, except share data and per share amounts):

	Three Months Ended June 30,
	2016		2015
Net income attributable to common stockholders	$16,853		$16,764
Adjustments:
Depreciation and amortization	17,349		16,445
Noncontrolling interests’ share of the above adjustments related to the consolidated partnerships	(748)		(1,333)
FFO attributable to common stockholders	$33,454		$31,876
Adjustments:
Acquisition related expenses (1)	$1,640		$509
Amortization of intangible assets and liabilities (2)	(859)		(1,020)
Change in fair value of contingent consideration	125		150
Straight-line rents (3)	(6,138)		(5,694)
Noncontrolling interests’ share of the above adjustments related to the consolidated partnerships	283	(4)	925	(5)
MFFO attributable to common stockholders	$28,505		$26,746
Weighted average common shares outstanding - basic	182,743,182		177,731,803
Weighted average common shares outstanding - diluted	182,762,094		177,746,071
Net income per common share - basic	$0.09		$0.09
Net income per common share - diluted	$0.09		$0.09
FFO per common share - basic	$0.18		$0.18
FFO per common share - diluted	$0.18		$0.18

(1)
In evaluating investments in real estate assets, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisitions activities and have other similar operating characteristics. By excluding expensed acquisition related expenses, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of the Company's properties. Acquisition fees and expenses include payments in cash to the Company's Advisor and third parties. Acquisition fees and expenses incurred in a business combination, under GAAP, are considered operating expenses and as expenses are included in the determination of net income, which is a performance measure under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property.

(2)
Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and are amortized, similar to depreciation and amortization of real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges related to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.

(3)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays if applicable). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns with the Company's analysis of operating performance.

(4)	Of this amount, $41,000 related to straight-line rents and $242,000 related to above- and below-market leases.

(5)	Of this amount, $560,000 related to straight-line rents and $365,000 related to above- and below-market leases.

About Carter Validus Mission Critical REIT, Inc.
Carter Validus Mission Critical REIT, Inc. is a non-traded, publicly registered real estate investment trust that engages in the acquisition of quality income-producing commercial real estate with a focus on data centers and healthcare facilities, preferably with long-term net leases to investment grade and creditworthy tenants. As of June 30, 2016, the Company owned 49 real estate investments (including one real estate investment owned through a consolidated partnership), consisting of 84 properties located in 46 MSAs across the United States. As of June 30, 2016, the Company's data center portfolio consisted of 20 properties and its healthcare portfolio consisted of 64 properties with a diversified focus, including medical office buildings, specialty surgical centers, and hospital properties.
Media Contact:
Stacy Sheedy
Marketing Manager
ssheedy@cvreit.com
813-316-4292
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of federal securities laws and regulations. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Carter Validus Mission Critical REIT, Inc.’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the Company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.